Exhibit 99.1

FOR IMMEDIATE RELEASE

PHARMACOPEIA, INC. TO CHANGE ITS TRADING SYMBOL TO “ACCL”

PRINCETON, NJ, February 26, 2004—Pharmacopeia, Inc. (NASDAQ: PCOP) (“Pharmacopeia”) today announced that, beginning on Friday, February 27, 2004, its common stock will trade on the Nasdaq National Market under the ticker symbol “ACCL.”

Pharmacopeia’s decision to change its ticker symbol is in anticipation of its plan to separate its drug discovery and software businesses into two publicly traded companies through the spin-off to its stockholders of the drug discovery unit, Pharmacopeia Drug Discovery, Inc. (“PDD”).  The separation is expected to occur by the end of the first calendar quarter of 2004.

After the spin-off, Pharmacopeia will continue to operate its Accelrys scientific software business.  To better reflect this singular focus, Pharmacopeia intends to request that its stockholders approve the change of its name to “Accelrys, Inc.” at its upcoming 2004 Annual Meeting of Stockholders.  The change in Pharmacopeia’s ticker symbol to “ACCL” is consistent with Pharmacopeia’s plan to change its name to “Accelrys, Inc.”

For its part, PDD has applied for the listing of its common stock on The Nasdaq National Market under the ticker symbol “PCOP.”  If approved, PDD’s stock would be listed on the Nasdaq National Market under the symbol “PCOP” effective as of the completion of the spin-off.

About Pharmacopeia

Pharmacopeia (www.pharmacopeia.com) is a leader in enabling science and technology that accelerates and improves the drug discovery and chemical development processes through its drug discovery and software subsidiaries. Pharmacopeia’s software subsidiary, Accelrys, develops and commercializes molecular modeling and simulation software for the life sciences and materials research markets, cheminformatics and decision support systems, and bioinformatics tools including gene sequence analysis. Pharmacopeia and its subsidiaries employ about 700 people, of which approximately 530 are in the Accelrys subsidiary and 170 are in the PDD unit. Pharmacopeia is headquartered in Princeton, New Jersey.

About Pharmacopeia Drug Discovery

PDD is a chemistry-based collaborative drug discovery company, focused on the creation of new small molecule therapeutics. Using proprietary technologies and processes, PDD’s experienced scientists identify and optimize novel drug candidates through research collaborations with major pharmaceutical and biological companies and through its own internally-funded drug discovery programs. PDD currently is a wholly-owned subsidiary of Pharmacopeia.

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Statements in this press release that are not historical facts are forward-looking statements.  When used anywhere in this press release, the words “expects”, “believes”, “anticipates”, “estimates” and similar expressions are intended to identify forward-looking statements.  Pharmacopeia has based these forward-looking statements on its current expectations about future events.  Such forward-looking statements include, but are not limited to, statements about the proposed separation of PDD and the impact of such a separation and Pharmacopeia’s future plans with respect to its other businesses, and other risks described in documents Pharmacopeia has filed with the Securities and Exchange Commission, including its most recent report on Form 10-K and subsequent reports on Form 10-Q.  All forward-looking statements in this document are qualified entirely by the cautionary statements included in this document and such filings.  These risks and uncertainties could cause actual results to differ materially from results expressed or implied by forward-looking statements contained in this document.  These forward-looking statements speak only as of the date of this press release. Pharmacopeia disclaims any undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:

John J. Hanlon

Chief Financial Officer

(609) 452-3600

irreq@pharmacop.com

Press Inquiries:

Jim Rivas

Public Relations

(858) 799-5393

jrivas@accelrys.com

This press release is available on the website http://www.pharmacop.com.